Sheet1

Merrill Lynch U.S.A. Government Reserves
File Number: 811-3534
CIK Number: 704957
For the Period Ending: 02/28/2001

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the semi annual period ended February 28, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

10/20/2000	$17,000	Merrill Lynch Government	6.45%	10/27/2000
10/27/2000	$17,000	Merrill Lynch Government	6.48%	11/03/2000
11/03/2000	$17,600	Merrill Lynch Government	6.48%	11/10/2000
Merrill Lynch U.S.A. Government Reserves
File Number: 811-3534
CIK Number: 704957
For the Period Ending: 02/28/2001

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the semi annual period ended February 28, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

10/20/2000	$17,000	Merrill Lynch Government	6.45%	10/27/2000
10/27/2000	$17,000	Merrill Lynch Government	6.48%	11/03/2000
11/03/2000	$17,600	Merrill Lynch Government	6.48%	11/10/2000
11/10/2000	$17,400	Merrill Lynch Government	6.48%	11/17/2000
11/17/2000	$17,200	Merrill Lynch Government	6.48%	11/20/2000
11/20/2000	$17,200	Merrill Lynch Government	6.50%	11/20/2000
11/21/2000	$17,100	Merrill Lynch Government	6.48%	11/28/2000
11/28/2000	$17,000	Merrill Lynch Government	6.49%	12/05/2000
12/05/2000	$16,700	Merrill Lynch Government	6.49%	12/12/2000
12/12/2000	$16,300	Merrill Lynch Government	6.47%	12/19/2000
12/19/2000	$16,200	Merrill Lynch Government	6.37%	12/26/2000
12/26/2000	$16,300	Merrill Lynch Government	6.40%	01/02/2001
01/02/2001	$16,000	Merrill Lynch Government	6.48%	01/09/2001
01/09/2001	$15,600	Merrill Lynch Government	5.82%	01/16/2001
01/16/2001	$15,600	Merrill Lynch Government	5.88%	01/22/2001
01/22/2001	$15,500	Merrill Lynch Government	5.80%	01/29/2001
01/29/2001	$15,500	Merrill Lynch Government	5.65%	02/05/2001
02/05/2001	$15,000	Merrill Lynch Government	5.43%	02/12/2001
02/12/2001	$15,000	Merrill Lynch Government	5.45%	02/13/2001
02/13/2001	$15,000	Merrill Lynch Government	5.45%	02/20/2001
02/20/2001	$15,000	Merrill Lynch Government	5.41%	02/27/2001

Last Updated on 04/24/2001
By Win95 User